SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper High Yield Opportunity Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

                           For     Against   Abstain
                        1,830,416   17,729   72,206

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

   Investment objectives

                           For     Against   Abstain
                        1,427,638   47,853   145,800

   Investment policies

                           For     Against   Abstain
                        1,427,432   48,059   145,800

   Diversification

                           For     Against   Abstain
                        1,426,180   49,310   145,800

   Borrowing

                           For     Against   Abstain
                        1,426,180   49,310   145,800

   Senior securities

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Concentration

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Underwriting of securities

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Investment in real estate

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Purchase of commodities

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Lending

                           For     Against   Abstain
                        1,427,716   47,774   145,800

   Margin purchases and short sales

                           For     Against   Abstain
                        1,420,368   55,122   145,800



                                                                              31